Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283732

Prospectus Supplement

(to Prospectus dated December 18, 2024)

5,503,030 Class A Ordinary Shares

Bitdeer Technologies Group

We are offering 5,503,030 Class A ordinary shares, par value US$0.0000001 per share (the “Class A ordinary shares”), in a registered direct offering to certain holders of our 5.25% Convertible Senior Notes due 2029 pursuant to this prospectus supplement and the accompanying prospectus at a price of US$ 7.94 per share.

Our Class A ordinary shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On February 19, 2026, the last reported sales price of our Class A ordinary shares was US$7.94 per share.

Investing in our Class A ordinary shares involves a high degree of risk. See the “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Registered direct offering price	US$7.94	US$43,694,058
Proceeds, before expenses, to us	US$7.94	US$43,694,058

In this offering, Barclays Capital Inc. is acting as our exclusive placement agent (in such capacity, the “placement agent”) with respect to our Class A ordinary shares offered by this prospectus supplement. The placement agent is not required to sell any minimum number or dollar amount of our Class A ordinary shares, but will use its reasonable best efforts to solicit offers for the purchases of the Class A ordinary shares offered hereby. There is no assurance that any Class A ordinary shares will be sold.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the Class A ordinary shares to purchasers on or about February 26, 2026, which will be the fourth business day following the initial trade date for Class A ordinary shares offered hereby (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Sole Placement Agent

Barclays

The date of this prospectus supplement is February 19, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that are offered by this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, any accompanying prospectus or any free writing prospectus we have prepared. Neither we nor the placement agent take responsibility for or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, any applicable prospectus or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus supplement contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-ii

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to,

●	“Class A ordinary shares” refer to our Class A ordinary shares, par value US$0.0000001 per share;

●	“Class V ordinary shares” refer to our Class V ordinary shares, par value US$0.0000001 per share;

●	“existing notes” refer to the November 2031 notes, July 2031 notes and the November 2029 notes;

●	“Financing Facility” refers to the financing facility that we entered into in January 2025, as amended, with a commercial bank and which in September 2025, we increased to US$26.0 million;

●	“July 2031 notes” refer to our 4.875% Convertible Senior Notes due 2031;

●	“Matrixport” refer to Matrix Finance and Technology Holding Company;

●	“Matrixport Loans” refer to, collectively, the loan agreements that we entered into with Matrixport in April 2025 (as amended) providing for a financing facility of up to US$400,000,000 (the “April 2025 Matrixport Loan”), in September 2025 providing for a financing facility of up to US$400,000,000 (the “September 2025 Matrixport Loan”), in October 2025 providing a financing facility of up to US$100,000,000 (the “October 2025 Matrixport Loan”), in December 2025 providing for a financing facility of up to US$50,000,000 (the “December 2025 Matrixport Loan”), and in January 2026 providing for a financing facility of up to US$50,000,000 (the “January 2026 Matrixport Loan”);

●	“November 2029 notes” refer to our 5.25% Convertible Senior Notes due 2029;

●	“November 2031 notes” refer to our 4.00% Convertible Senior Notes due 2031;

●	“Form 20-F” refers to our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 21, 2025;

●	“shares” or “ordinary shares” refer to our Class A ordinary shares and our Class V ordinary shares; and

●	“we,” “us,” “the company,” “our group,” “our” or “Bitdeer” refer to Bitdeer Technologies Group, a Cayman Islands exempted company, and its subsidiaries.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Form 20-F incorporated herein by reference, and the other documents incorporated by reference herein, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	the price and volatility of Bitcoin and other cryptocurrencies;

●	our ability to maintain competitive positions in proprietary hash rate;

●	our ability to procure and/or manufacture application-specific integrated circuits (“ASICs”) and mining rigs at a lower cost;

●	our ability to expand mining datacenters or begin or complete any project that is “in the pipeline,” contracted or negotiated but not yet under active construction;

●	our ability to develop and deploy new generations of mining rigs;

●	our ability to control electricity cost;

●	our ability to make effective judgments regarding pricing strategy and resource allocation;

●	our ability to upgrade and expand product offerings and to successfully develop our HPC and AI cloud business;

●	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations;

●	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;

●	the volatility of the market price of our Class A ordinary shares, which could cause the value of your investment to decline;

S-iv

●	the risk that an active trading market for our Class A ordinary shares may not be sustained;

●	our ability to maintain the listing of our Class A ordinary shares on Nasdaq;

●	the trading price of our securities, which has been and may continue to be volatile;

●	unexpected costs or expenses;

●	future issuances, sales or resales of our Class A ordinary shares;

●	our expectation regarding the use of proceeds from our financing activities, including this offering;

●	our expectations regarding our cash runway;

●	general economic and business conditions in our markets;

●	our ability to consummate this offering and the Concurrent Note Offering and the potential effects of the Concurrent Note Offering on the trading price of our Class A ordinary shares;

●	the anticipated use of the net proceeds from this offering and the net proceeds of the Concurrent Note Offering; and

●	other risk factors discussed in the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the document in which the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement (including our Form 20-F and the other information incorporated herein by reference) include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus supplement and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement or the information incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision.

Our Company

We are a world-leading technology company for Bitcoin mining and AI infrastructure. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing, such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. Additionally, we offer advanced cloud capabilities to support customers with high demand for artificial intelligence (“AI”).

Headquartered in Singapore, we currently operate nine mining datacenters in the United States, Norway, Bhutan and Ethiopia with an aggregate electrical capacity of 1,658 MW as of January 31, 2026. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of January 31, 2026, our proprietary hash rate was 65.1 EH/s. Together with the 13.0 EH/s hosting hash rate generated from mining rigs hosted in our mining datacenters, we possessed a total of 78.1 EH/s of hash rate under management as of January 31, 2026. We expect to continue increasing our hash rate through 2026 and beyond through conversion of our existing hosting capacity, executing on pipeline capacity, and pursuing expansion opportunities on a global scale. As of January 31, 2026, we possessed an aggregate pipeline capacity of 1,344 MW in the United States, Canada and Ethiopia.

We primarily operate four business lines – “self-mining,” “cloud hash rate”, “hosting” and “sales of SEALMINERs and accessories”. Self-mining refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. Through our primary cloud hash rate solution, we sell our proprietary hash rate to customers, offering hash rate subscription plans at fixed prices and sharing mining income with them under certain arrangements. Our hosting services offer customers one-stop mining rig hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining rigs from which they derive computing power under a “group-buying” model, or send their mining rigs to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. The first three of our four business lines are supported by our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining rig upgrade and substantially decrease operations and maintenance headcount. In our sales of SEALMINERs and accessories business, we leverage proprietary application-specific integrated circuit (“ASIC”) technology to develop, manufacture, and commercialize our SEALMINER mining rigs to diversify our business and accelerate the growth of our self-mining operations. We began generating sales revenue from our ASIC and mining rig business in 2025 and deployed some rigs to our mining datacenters to expand our self-mining operations. We believe our ASIC technology platform will increase our vertical integration and enable us to capture the upside of ASIC margins via self-mining and sales of mining rigs to third parties, such as rapid hash rate development, a lower cost structure, enhanced capital efficiency, and an improved supply chain compared to the broader industry.

In addition, we are developing a new business line to supplement and support our existing business – our “HPC and AI cloud business” where we offer advanced cloud capabilities and HPC services to customers with high demand for AI and computing. We operate one of the first cloud service platforms in Asia that offers AI cloud services powered by NVIDIA DGX SuperPOD H100, H200, B200 systems and the recently deployed NVIDIA GB200 NVL72. Our AI cloud services help customers accelerate their development of generative AI, large language models (“LLMs”), and other AI workloads.

Concurrent Notes Transactions

Concurrently with this offering, we are offering convertible senior notes due 2032 (the “New Convertible Notes” and such offering, the “Concurrent Note Offering”), in an aggregate principal amount of US$325,000,000. We have also granted the initial purchasers in the Concurrent Note Offering an option to purchase, for settlement during a 13-day period beginning on, and including, the first date on which the New Convertible Notes are issued, up to an additional US$50,000,000 aggregate principal amount of New Convertible Notes. The Concurrent Note Offering is being made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, or the Class A ordinary shares, if any, issuable upon conversion of the New Convertible Notes.

In addition, we intend to use the net proceeds from this offering, plus a portion of the net proceeds from the Concurrent Note Offering, to repurchase for cash US$135.0 million in aggregate principal amount of the November 2029 notes for approximately US$138.2 million (including accrued and unpaid interest) in privately negotiated transactions effected through Barclays Capital Inc. or one of its affiliates (each, a “Concurrent Note Repurchase”). No assurance can be given as to how much, if any, of the November 2029 notes will be repurchased or the terms on which they will be repurchased. This prospectus supplement and the accompanying prospectus do not constitute an offer to buy, or the solicitation of an offer to sell, any of the November 2029 notes.

The completion of this offering is contingent on the completion of the Concurrent Note Offering and the Concurrent Note Repurchases, and the completion of the Concurrent Note Repurchases is contingent on the completion of this offering and the Concurrent Note Offering.

See the section titled “The Concurrent Notes Transactions” for additional information.

Recent Developments

In January 2025, we executed the Financing Facility and in September 2025, we increased the Financing Facility to US$26.0 million. We previously drew down $26.0 million, which was repaid in full at maturity on February 6, 2026. As of February 18, 2026, we had drawn US$22.7 million of additional borrowings under the Financing Facility, which are due on July 10, 2026. The Financing Facility is unsecured, and bears interest at a rate of 10.31% per annum.

In December 2025, we entered into the December 2025 Matrixport Loan with Matrixport for a financing facility of up to US$50,000,000. Loans drawn under the December 2025 Matrixport Loan bear a variable interest rate of 9.0% plus a market-based reference rate. Each drawdown is repayable in fixed monthly installments over a 24-month term and is secured by a security interest in: (a) mining rigs; (b) inventories; (c) datacenter assets; and (d) such other collateral as may be mutually agreed between the parties thereto, maintained based on a loan-to-value ratio. As of February 18, 2026, we have fully drawn down US$50.0 million under the December 2025 Matrixport Loan.

In January 2026, we entered into the January 2026 Matrixport Loan with Matrixport for a financing facility of up to US$50,000,000. Loans drawn under the January 2026 Matrixport Loan bear a variable interest rate of 9.0% plus a market-based reference rate. Each drawdown is repayable in fixed monthly installments over a 24-month term and is secured by a security interest in: (a) mining rigs; (b) inventories; (c) datacenter assets; and (d) such other collateral as may be mutually agreed between the parties thereto, maintained based on a loan-to-value ratio. As of February 18, 2026, the Company had fully drawn down US$50.0 million under the January 2026 Matrixport Loan.

On February 12, 2026, we announced our unaudited financial results for the fourth quarter and full year ended December 31, 2025, as set forth in our Current Report on Form 6-K furnished to the SEC on February 12, 2026.

On February 17, 2026, one of our subsidiaries entered into a short-term collateralized loan agreement with Matrixport (the “BTC Loan”), pursuant to which such subsidiary borrowed 800 Bitcoin from a subsidiary of Matrixport. The BTC Loan bears interest at 3% per annum, amortizes in equal installments on a weekly basis over three months and is secured by stablecoin and/or cash.

On February 19, 2026, one of our subsidiaries entered into a structured product master agreement (the “February 2026 Matrixport Structured Product Agreement”) with a subsidiary of Matrixport. Under the February 2026 Matrixport Structured Product Agreement, Matrixport will provide a diverse suite of products, including collateralized financing, options, notes, accumulators/decumulators, and other digital asset derivatives.

Foreign Private Issuer

As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A ordinary shares, are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our Form 20-F incorporated herein by reference.

Controlled Company

Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of our board of directors consists of independent directors;

●	that we conduct an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility; and

●	that director nomination be selected, or recommended for selection by our board of directors, by (i) a majority of our independent directors in a vote in which only our independent directors participate or (ii) a nominations committee composed solely of independent directors.

As of the date of this prospectus supplement, we have elected not to comply with any of the requirements listed above, except that a majority of our board of directors consists of independent directors and that our nominating and corporate governance committee and compensation committee have written charters addressing their respective purposes and responsibilities. We may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive offices are located at 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our telephone number at this address is +65 6282-8220. Our registered office in the Cayman Islands is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our corporate website is www.bitdeer.com. The information contained in, or accessible through, our website is not incorporated by reference in or part of this prospectus supplement or the accompanying prospectus.

The Offering

Class A Ordinary Shares Offered by Us	5,503,030 Class A ordinary shares.

Class A Ordinary Shares Outstanding After This Offering	196,655,192 Class A ordinary shares.

Use of Proceeds	We estimate that the net proceeds from this offering of our Class A ordinary shares will be approximately US$43.5 million, after deducting the estimated offering expenses payable by us. We estimate that the net proceeds from the Concurrent Note Offering will be approximately US$315.1 million (or approximately US$363.7 million if the initial purchasers in the Concurrent Note Offering fully exercise their option to purchase additional New Convertible Notes), after deducting the initial purchasers’ discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the Concurrent Note Offering: (i) to pay the approximately US$29.2 million cost of the capped call transactions that we entered into with the option counterparties (as defined in this prospectus supplement); and (ii) to pay the approximately US$138.2 million cost of repurchasing for cash US$135.0 million aggregate principal amount of the November 2029 notes (including accrued and unpaid interest) in the Concurrent Note Repurchases. We intend to use the remaining net proceeds from this offering and the Concurrent Note Offering for datacenter expansion, HPC and AI cloud business expansion, and ASIC-based mining rig development and manufacture, as well as working capital and other general corporate purposes.

If the initial purchasers in the Concurrent Note Offering exercise their option to purchase additional New Convertible Notes (as defined below), we intend to use net proceeds from the sale of the additional New Convertible Notes to enter into additional capped call transactions with the option counterparties and the remaining net proceeds for datacenter expansion, HPC and AI cloud business expansion, and ASIC-based mining rig development and manufacture, as well as working capital and other general corporate purposes as described above.

See the section titled “Use of Proceeds” for additional information.

Capped Call Transactions in Connection with the Concurrent Note Offering	In connection with the pricing of the Concurrent Note Offering, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of Class A ordinary shares that initially underlie the New Convertible Notes.

The capped call transactions are expected to offset the potential dilution to our Class A ordinary shares as a result of any conversion of the New Convertible Notes in the manner described in “Description of Capped Call Transactions.”

If the initial purchasers in the Concurrent Note Offering exercise their option to purchase additional New Convertible Notes, we expect to use a portion of the net proceeds from the sale of the additional New Convertible Notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, we expect that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to our Class A ordinary shares concurrently with or shortly after the pricing of the New Convertible Notes, including with certain investors in the New Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares at that time.

In addition, we expect that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling our Class A ordinary shares or other securities of ours in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the New Convertible Notes, or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the New Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of our Class A ordinary shares.

For a discussion of the potential impact of any market making or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to the Concurrent Note Offering and the Existing Notes—The capped call transactions may affect the value of our Class A ordinary shares and may result in market activity in our Class A ordinary shares” and “Plan of Distribution—Capped Call Transactions.”

Risk Factors	See “Risk Factors” and the other information included in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A ordinary shares.

Nasdaq Stock Market symbol	Class A ordinary shares: “BTDR”

The number of Class A ordinary shares to be outstanding after this offering is based on 191,152,162 Class A ordinary shares outstanding as of December 31, 2025, and excludes:

●	3,364,711 Class A ordinary shares that have been repurchased but not cancelled;

●	7,258,176 Class A ordinary shares reserved for future issuance upon the exercise of awards granted under our 2023 Share Incentive Plan outstanding as of December 31, 2025;

●	3,404,713 Class A ordinary shares reserved for future issuance under our 2023 Share Incentive Plan as of December 31, 2025;

●	1,936,064 Class A ordinary shares that we sold after December 31, 2025 and prior to the date of this prospectus supplement, pursuant to that certain At Market Issuance Sales Agreement, dated as January 3, 2025 (the “Sales Agreement”), by and among us, Barclays Capital Inc., Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, The Benchmark Company, LLC, B. Riley Securities, Inc., BTIG, LLC, Keefe, Bruyette & Woods, Inc., Needham & Company, LLC, Northland Securities, Inc., Rosenblatt Securities Inc., Roth Capital Partners, LLC and StockBlock Securities LLC, for gross proceeds of US$28.2 million;

●	any Class A ordinary shares that become available subsequent to this offering under our 2023 Performance Share Plan pursuant to provisions thereof that automatically increase the share reserve under such plan in connection with increases in our market capitalization; and

●	any Class A ordinary shares reserved for issuance upon conversion of the New Convertible Notes or the existing notes.

CONCURRENT NOTES TRANSACTIONS

Convertible Note Offering

Concurrently with this offering, we are offering convertible senior notes due 2032 in an aggregate principal amount of US$325,000,000. We also granted the initial purchasers in the Concurrent Note Offering an option to purchase, for settlement during a 13-day period beginning on, and including, the first date on which the New Convertible Notes are issued, up to an additional US$50,000,000 aggregate principal amount of New Convertible Notes. The Concurrent Note Offering is being made pursuant to a confidential offering memorandum (and not pursuant to this prospectus supplement or the accompanying prospectus) only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) in transactions that are exempt from the registration and prospectus-delivery requirements of the Securities Act. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the New Convertible Notes, or the Class A ordinary shares, if any, issuable upon conversion of the New Convertible Notes.

The New Convertible Notes will be our general senior unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the New Convertible Notes, will rank equal in right of payment with all of our liabilities that are not so subordinated, including our existing notes and the Financing Facility, will rank effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, including the Matrixport Loans, and will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. The New Convertible Notes will bear interest at a rate of 5.00% per year. Interest on the New Convertible Notes will accrue from February 24, 2026 and will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026. The New Convertible Notes will mature on March 1, 2032, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding December 1, 2031, noteholders will have the right to convert their New Convertible Notes only upon the satisfaction of specified conditions and during certain periods. On or after December 1, 2031 and until the close of business on the second scheduled trading day immediately preceding March 1, 2032, noteholders may convert their New Convertible Notes, in integral multiples of US$1,000 principal amount, at any time regardless of these conditions. The initial conversion rate will be 100.7557 Class A ordinary shares per US$1,000 principal amount of New Convertible Notes (equivalent to an initial conversion price of approximately US$9.93 per Class A ordinary share, which represents a premium of approximately 25.0% over the last reported sales price of US$7.94 per Class A ordinary share on Nasdaq on February 19, 2026, subject to adjustment in certain circumstances). In addition, following certain corporate events that occur prior March 1, 2032 or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its New Convertible Notes in connection with such corporate events or convert its New Convertible Notes in connection with such notice of redemption, as the case may be. We will settle conversions of any New Convertible Notes by paying or delivering, as the case may be, cash, Class A ordinary shares or a combination of cash and Class A ordinary shares, at our election.

We may redeem for cash all or any portion of the New Convertible Notes (subject to certain limitations), at our option, on a redemption date on or after March 6, 2030 and prior to the 41st scheduled trading day immediately preceding the maturity date, if (i) the last reported sale price of our Class A ordinary shares has been at least 130% of the conversion price for the New Convertible Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of optional redemption, and (ii) certain liquidity conditions are satisfied, at a redemption price equal to 100% of the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, we may redeem for cash all but not part of the New Convertible Notes at any time on a redemption date prior to the 41st scheduled trading day immediately preceding the maturity date if less than US$50 million aggregate principal amount of New Convertible Notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. We may also redeem for cash all but not part of the New Convertible Notes in the event of certain tax law changes.

On March 6, 2030 and if we undergo a fundamental change (as defined in the indenture governing the New Convertible Notes), subject to certain conditions and a limited exception set forth in the indenture governing the New Convertible Notes, noteholders may require us to repurchase for cash all or any portion of their New Convertible Notes at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date.

Concurrent Note Repurchases

Concurrently with the pricing of this offering, we agreed to repurchase for cash US$135.0 million in aggregate principal amount of the November 2029 notes for approximately US$138.2 million (including accrued and unpaid interest) in the Concurrent Note Repurchases. No assurance can be given as to how much, if any, of the November 2029 notes will be repurchased or the terms on which they will be repurchased. This prospectus supplement and the accompanying prospectus do not constitute an offer to buy, or the solicitation of an offer to sell, any of the November 2029 notes.

In connection with the Concurrent Note Repurchases, we expect that holders of the November 2029 notes who agree to have their November 2029 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by buying our Class A ordinary shares and/or entering into or unwinding various derivative transactions with respect to our Class A ordinary shares. The amount of our Class A ordinary shares to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our Class A ordinary shares. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares, including concurrently with the pricing of this offering. We cannot predict the magnitude of such market activity or the overall effect it will have on the price of the shares offered hereby or our Class A ordinary shares. See the section titled “Risk Factors—Risks Related to the Concurrent Note Offering and the Existing Notes— Any repurchases of the November 2029 notes may affect the value of our Class A ordinary shares.”

DESCRIPTION OF CAPPED CALL TRANSACTIONS

In connection with the pricing of the Concurrent Note Offering, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of Class A ordinary shares that initially underlie the New Convertible Notes. The cap price of the capped call transactions will initially represent a premium of approximately 100% over the last reported sale price of our Class A ordinary shares on the pricing date of the Concurrent Note Offering.

The capped call transactions are separate transactions that were entered into by us and the option counterparties, are not part of the terms of the New Convertible Notes and will not affect the holders’ rights under the New Convertible Notes.

If the capped call transactions (or portions thereof) are exercised and the market value per Class A ordinary share, as measured under the terms of the capped call transactions at the time of exercise, is greater than the strike price of the capped call transactions but not greater than the cap price of the capped call transactions, we expect to receive from the option counterparties a number of Class A ordinary shares or, at our election (subject to certain conditions), cash and/or Class A ordinary shares, with an aggregate market value (or, in the case of cash settlement, in an amount) approximately equal to the product of such excess times the number of Class A ordinary shares relating to the capped call transactions (or the portions thereof) being exercised. As a result, the capped call transactions are expected to offset the potential dilution as a result of conversion of the New Convertible Notes unless we elect, at our option and subject to certain condition specified under the capped call transactions, to change the default settlement under the capped call transactions from Class A ordinary shares to cash or a combination of cash and Class A ordinary shares. If, however, the market value per Class A ordinary share, as measured under the terms of the capped call transactions at the time of exercise, exceeds the cap price of the capped call transactions, the number of Class A ordinary shares and/or the amount of cash we expect to receive upon the exercise of the capped call transaction (or portions thereof) will be capped based on (x) the excess of the cap price of the capped call transactions over the strike price of the capped call transactions times (y) the number of Class A ordinary shares relating to the capped call transactions (or the portions thereof) being exercised, and the dilution mitigation under the capped call transactions will be limited to such capped number of Class A ordinary shares we expect to receive.

Additionally, to the extent that the market value per Class A ordinary share exceeds the conversion price of the New Convertible Notes but does not exceed the strike price of the capped call transactions, we will not be entitled to receive any Class A ordinary shares or cash under the capped call transactions. In connection with establishing their initial hedges of the capped call transactions, we expect that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to our Class A ordinary shares concurrently with or shortly after the pricing of the New Convertible Notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares or the New Convertible Notes at that time.

In addition, we expect that the option counterparties and/or their respective affiliates described above may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling our Class A ordinary shares or other securities of ours in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the New Convertible Notes, or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the New Convertible Notes). This activity could also cause or prevent an increase or decrease in the market price of our Class A ordinary shares.

For a discussion of the potential impact of any market making or other activity by the option counterparties and/ or their respective affiliates in connection with these capped call transactions, see “Plan of Distribution—Capped Call Transactions” and “Risk Factors—Risks Related to the Concurrent Note Offering and the Existing Notes—The capped call transactions may affect the value of our Class A ordinary shares and may result in market activity in our Class A ordinary shares.”

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to this Offering

Purchasers of Class A ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

Since the price per Class A ordinary share being offered in this offering is substantially higher than our net tangible book value per share of our outstanding Class A ordinary shares prior to this offering, you will suffer substantial dilution with respect to the net tangible book value of the Class A ordinary shares you purchase in this offering. Based on the offering price of US$7.94 per share, and our net tangible book value as of December 31, 2025, if you purchase shares in this offering, you will suffer immediate and substantial dilution of US$5.09 per share with respect to the net tangible book value of the Class A ordinary shares you purchase in this offering. For a more detailed discussion of the foregoing, see the section titled “Dilution” below.

You may experience future dilution as a result of future equity offerings.

We expect to raise additional funds through the issuance of additional Class A ordinary shares or other securities convertible into or exchangeable for Class A ordinary shares. From time to time, we engage in discussions with various financing sources to enhance liquidity. Concurrently with this offering, we are offering New Convertible Notes in the Concurrent Note Offering, in an aggregate principal amount of US$325,000,000. We also granted the initial purchasers in the Concurrent Note Offering an option to purchase, for settlement during a 13-day period beginning on, and including, the first date on which the New Convertible Notes are issued, up to an additional US$50,000,000 aggregate principal amount of New Convertible Notes.

In order to raise additional capital, we may in the future offer additional Class A ordinary shares or other securities convertible into or exchangeable for Class A ordinary shares. For example, pursuant to our At Market Issuance Sales Agreement, dated January 3, 2025, with Barclays Capital Inc., Cantor Fitzgerald & Co., A.G.P./Alliance Global Partners, The Benchmark Company, LLC, B. Riley Securities, Inc., BTIG, LLC, Keefe, Bruyette & Woods, Inc., Needham & Company, LLC, Northland Securities, Inc., Rosenblatt Securities Inc., Roth Capital Partners, LLC and StockBlock Securities LLC (each, a “Sales Agent”), and a prospectus supplement dated January 3, 2025, as amended as of November 12, 2025 and February 18, 2026, we may offer and sell, after the date of this prospectus supplement, up to US$569.6 million of our Class A ordinary shares from time to time through or to the Sales Agents, as agent or principal. We cannot assure you that we will be able to sell Class A ordinary shares or other securities in any other offering at a price per Class A ordinary share that is equal to or greater than the price per Class A ordinary share paid by investors in this offering, and investors purchasing Class A ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per Class A ordinary share at which we sell additional Class A ordinary shares or other securities convertible into or exchangeable for Class A ordinary shares in future transactions may be higher or lower than the price per Class A ordinary share in this offering.

Future sales of Class A ordinary shares or equity-linked securities in the public market could lower the trading price for our Class A ordinary shares.

We may in the future sell additional Class A ordinary shares or equity-linked securities to raise capital. In addition, a substantial number of Class A ordinary shares are reserved for issuance upon conversion of our debt securities and Class V ordinary shares as well as in connection with the exercise or vesting of awards under our equity incentive plans. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Class A ordinary shares or equity-linked securities in the public market. The issuance and/or sale of substantial amounts of our Class A ordinary shares, or the perception that such issuances and sales may occur (including due to anticipated conversion of our debt securities, depending on the prevailing trading price of our Class A ordinary shares at the time), could adversely affect the trading price of the Class A ordinary shares and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Risks Related to the Concurrent Note Offering and the Existing Notes

Any repurchases of the November 2029 notes may affect the value of our Class A ordinary shares.

We expect to use the net proceeds from this offering, together with a portion of the proceeds from the Concurrent Note Offering, to repurchase US$135.0 million in aggregate principal amount of our November 2029 notes for cash in the Concurrent Note Repurchases. These transactions are expected to occur concurrently with the pricing of this offering and may affect the market price of our Class A ordinary shares.

In connection with the Concurrent Note Repurchases, we expect that hedged holders will unwind all or part of their hedge positions by buying our Class A ordinary shares and/or entering into or unwinding various derivative transactions with respect to our Class A ordinary shares. The amount of our Class A ordinary shares to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of our Class A ordinary shares. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares, including concurrently with the pricing of the shares offered in this offering. We cannot predict the magnitude of such market activity or the overall effect it will have on our Class A ordinary shares.

Conversion of the New Convertible Notes or the existing notes may dilute the ownership interest of the holders of our Class A ordinary shares or may otherwise depress the price of our Class A ordinary shares.

The conversion of some or all of the New Convertible Notes or the existing notes may dilute the ownership interests of the holders of our Class A ordinary shares. Upon conversion of the New Convertible or the existing notes, we have the option to pay or deliver, as the case may be, cash, Class A ordinary shares, or a combination of cash and Class A ordinary shares. If we elect to settle our conversion obligation in Class A ordinary shares or a combination of cash and Class A ordinary shares, any sales in the public market of our Class A ordinary shares issuable upon such conversion could adversely affect prevailing market prices of our Class A ordinary shares. In addition, the existence of the New Convertible Notes or the existing notes may encourage short selling by market participants because the conversion of the New Convertible Notes or the existing notes could be used to satisfy short positions, or anticipated conversion of the New Convertible Notes or the existing notes into Class A ordinary shares could depress the price of our Class A ordinary shares.

The conditional conversion feature of the New Convertible Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the New Convertible Notes is triggered, holders of New Convertible Notes will be entitled to convert their notes at any time during specified periods at their option. If one or more holders elect to convert their New Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely Class A ordinary shares (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their New Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the New Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

We may not have the ability to raise the funds necessary to settle conversions of the New Convertible Notes or the existing notes, to repurchase the New Convertible Notes on March 6, 2030, to repurchase the New Convertible Notes upon a fundamental change or to repurchase the existing notes when required and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the New Convertible Notes or the existing notes.

Holders of the New Convertible Notes will have the right, subject to certain conditions, to require us to repurchase all or any portion of their New Convertible Notes on March 6, 2030 or upon the occurrence of a fundamental change, in each case, at a specified repurchase date repurchase price or fundamental change repurchase price, as applicable, equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date. In addition, upon conversion of the New Convertible Notes, unless we elect to deliver solely Class A ordinary shares to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the New Convertible Notes being converted. The indentures governing the existing notes contain similar provisions requiring us to offer to repurchase the existing notes on specified repurchase dates or upon the occurrence of a “fundamental change” (as defined in such indenture) and giving us the option to pay cash to settle conversions of the existing notes. The indenture governing the November 2031 notes grants holders of the November 2031 notes the right, subject to certain conditions and except as described therein, to require us to repurchase all or any portion of their November 2031 notes on November 20, 2029. The indenture governing the July 2031 notes grants holders of the July 2031 notes the right, subject to certain conditions and except as described therein, to require us to repurchase all or any portion of their July 2031 notes on July 6, 2029. The indenture governing the November 2029 notes also grants holders of the November 2029 notes the right, subject to certain conditions and except as described therein, to require us to repurchase all or any portion of their November 2029 notes on December 6, 2027. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the New Convertible Notes or the existing notes or settle in cash the New Convertible Notes or the existing notes being converted. In addition, our ability to repurchase the New Convertible Notes or the existing notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase the New Convertible Notes or the existing notes at a time when the repurchase is required by the applicable indenture or to pay any cash payable on future conversions of the New Convertible Notes or the existing notes as required by the applicable indenture would constitute a default under such indenture. A default under the indenture governing the New Convertible Notes or the existing notes could also be a default under our other future outstanding indebtedness (and vice versa) or the fundamental change itself could also lead to a default under agreements governing our existing or any outstanding future indebtedness. If the repayment of our other indebtedness or any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase or redeem the New Convertible Notes or the existing notes or make cash payments upon conversions thereof.

The accounting method for the New Convertible Notes and the existing notes could have a material adverse effect on our reported financial results.

The accounting method for reflecting the New Convertible Notes and the existing notes on our consolidated balance sheet, accruing interest expense for the New Convertible Notes and the existing notes and reflecting the underlying Class A ordinary shares in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, consistent with the existing notes, the New Convertible Notes will be reflected as a liability on our consolidated balance sheet. Our full accounting assessment may conclude that we are required to separately account for the conversion option or other features as embedded derivatives. Alternatively, we may elect the fair value option to account for the entire instrument at fair value. In either case, we will need to record, on a quarterly basis, gains and losses related to such changes in fair value, which could have a material impact on our net income or loss. It could also depress the trading price of our Class A ordinary shares, the New Convertible Notes and the existing notes.

In addition, the accounting method for reflecting the Class A ordinary shares underlying the New Convertible Notes in our diluted earnings per share may adversely affect our reported earnings and financial condition. We expect that, under applicable accounting principles and consistent with the existing notes, the Class A ordinary shares underlying the New Convertible Notes will be reflected in our diluted earnings per share assuming that all the New Convertible Notes were converted into Class A ordinary shares at the beginning of the reporting period (or, if later, the date the New Convertible Notes are first issued), unless the result would be anti-dilutive. Accounting for the New Convertible Notes in this manner may reduce our diluted earnings per share.

Certain provisions in the indentures governing the New Convertible Notes and the existing notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the New Convertible Notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the New Convertible Notes will require us to repurchase the New Convertible Notes for cash upon the occurrence of a fundamental change and, in certain circumstances, to increase the conversion rate for a holder that converts its New Convertible Notes in connection with a make-whole fundamental change. A takeover of us may trigger the requirement that we repurchase the New Convertible Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors. The indentures governing the existing notes contain similar provisions.

The capped call transactions may affect the value of our Class A ordinary shares and may result in market activity in our Class A ordinary shares.

In connection with the pricing of the New Convertible Notes, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions cover, subject to customary adjustments, the number of Class A ordinary shares that initially underlie the New Convertible Notes. The capped call transactions are expected to offset the potential dilution as a result of any conversion of New Convertible Notes. If the initial purchasers of the New Convertible Notes exercise their option to purchase additional notes, we expect to use a portion of the net proceeds from the sale of the additional New Convertible Notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, we expect that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to our Class A ordinary shares concurrently with or shortly after the pricing of the New Convertible Notes, including with certain investors in the New Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares at that time.

In addition, we expect that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling our Class A ordinary shares or other securities of ours in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the New Convertible Notes, or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the New Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of our Class A ordinary shares.

In addition, if any such capped call transactions fail to become effective, whether or not the offering of New Convertible Notes is completed, the option counterparties or their respective affiliates may unwind their hedge positions with respect to our Class A ordinary shares, which could adversely affect the price of our Class A ordinary shares.

The potential effect, if any, of these transactions and activities on the market price of our Class A ordinary shares will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could adversely affect the price of our Class A ordinary shares.

We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the Class A ordinary shares. In addition, we do not make any representation that the option counterparties or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We are subject to counterparty risk with respect to the capped call transactions.

The option counterparties are financial institutions, and we will be subject to the risk that one or more of the option counterparties may become insolvent, default or otherwise fail to perform its obligations under the capped call transactions. Our exposure to the credit risk of the option counterparties will not be secured by any collateral and will depend on many factors but, generally, will increase if the market price of our Class A ordinary shares increases. If an option counterparty were to become insolvent, default or otherwise fail to perform its obligations under the capped call transactions, we may suffer more dilution than we currently anticipate with respect to the Class A ordinary shares. We can provide no assurance as to the financial stability or viability of the option counterparties.

Risks Related to Regulatory Compliance and Other Legal Matters

We may be involved in legal and other disputes from time to time arising out of our operations, including disputes with our suppliers, business partners, customers or employees. Our shareholders and business partners are also subject to risks relating to litigation and disputes, which could adversely affect our business or reputation.

We may from time to time be involved in disputes with various parties arising out of our operations, including suppliers of mining rig components, contract manufacturers and other subcontractors or electricity suppliers, business partners, customers or employees. These disputes may lead to protests or legal or other proceedings and may result in damage to our reputation, substantial costs and diversion of resources and management’s attention from our core business activities. For example, on February 2, 2026, one of our subsidiaries received notice that American Heavy Plate Solutions, LLC (“AHP”) had filed a complaint in the Court of Common Pleas of Monroe County, Ohio against Monroe County Port Authority (“MCPA”), and several of our wholly-owned subsidiaries. AHP is seeking declaratory and injunctive relief concerning certain leasehold rights at an industrial property in Monroe County, Ohio of which MCPA is the landlord. In addition, we may encounter compliance issues with regulatory bodies in the course of our operations, in respect of which we may face administrative proceedings or unfavorable rulings that may result in liabilities and cause delays or disruptions to our services. We may be involved in other proceedings or disputes in the future that may have a material adverse effect on our business, financial condition, results of operations or cash flows. Furthermore, our shareholders and business partners, some of which are market players in the crypto industry, are also subject to risks relating to litigation and disputes. Such litigation and disputes are beyond our control and may adversely affect our business and reputation.

Risks Related to Our Securities

Volatility in the price of Class A ordinary shares could subject us to further securities class action litigation.

Securities class action litigation has often been brought against a company following a decline in the market price of its securities. We are particularly exposed to market price volatility driven by the price of Bitcoin. We are currently and could in the future face such litigation, which could result in substantial costs and a diversion of management’s attention and resources, which could harm our business. For example, in December 2025 a putative securities class action lawsuit was filed against the Company and certain of our executives, in the U.S. District Court for the Southern District of New York alleging that the defendants violated federal securities laws by making false or misleading statements about our business, operations and prospects related to one of our new generation SEALMINER chips.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our Class A ordinary shares will be approximately US$43.5 million, after deducting the estimated offering expenses payable by us.

We estimate that the net proceeds from the Concurrent Note Offering will be approximately US$315.1 million (or approximately US$363.7 million if the initial purchasers in the Concurrent Note Offering fully exercise their option to purchase additional New Convertible Notes), after deducting the initial purchasers’ discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering and the Concurrent Note Offering: (i) to pay the approximately US$29.2 million cost of the capped call transactions that we entered into with the initial purchasers or affiliates thereof and/or other financial institutions (the “option counterparties”) as described under “Description of Capped Call Transactions;” and (ii) to pay the approximately US$138.2 million cost of repurchasing for cash US$135.0 million aggregate principal amount of the November 2029 notes (including accrued and unpaid interest) in the Concurrent Note Repurchases described in “Concurrent Notes Transactions—Concurrent Note Repurchases.” We intend to use the remaining net proceeds from this offering and the Concurrent Note Offering for datacenter expansion, HPC and AI cloud business expansion and ASIC-based mining rig development and manufacture, as well as working capital and other general corporate purposes.

If the initial purchasers in the Concurrent Note Offering exercise their option to purchase additional New Convertible Notes, we intend to use net proceeds from the sale of the additional New Convertible Notes to enter into additional capped call transactions with the option counterparties and the remaining net proceeds for datacenter expansion, HPC and AI cloud business expansion and ASIC-based mining rig development and manufacture, as well as working capital and other general corporate purposes as described above.

The November 2029 notes bear interest at a rate of 5.25% per annum and mature on December 1, 2029, unless earlier converted, redeemed or repurchased by us.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale of our Class A ordinary shares in this offering and the Concurrent Note Offering (assuming the initial purchasers do not exercise their option to purchase additional New Convertible Notes, and after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by us), but without giving effect to the use of proceeds from this offering.

You should read this table together with our unaudited consolidated statements of financial position contained in a press release attached as Exhibit 99.1 to our Report on Form 6-K filed with the Securities and Exchange Commission on February 12, 2026 and incorporated by reference in this prospectus supplement.

	As of December 31, 2025
	Actual	As Adjusted
	(unaudited) (US$ in thousands, except par value and share amounts)

Cash and cash equivalents	149,352	507,952

Principal amount of 5.00% Convertible Senior Notes due 2032 offered in the Concurrent Note Offering (1):	–	325,000
Principal amount of 4.00% Convertible Senior Notes due 2031(1)	400,000	400,000
Principal amount of 4.875% Convertible Senior Notes due 2031(1):	375,000	375,000
Principal amount of 5.25% Convertible Senior Notes due 2029(1)(2)	200,000	200,000
Matrixport Loans(1)(3):	521,831	521,831
Financing Facility(1):	26,000	26,000
Total debt	1,522,831	1,847,831

Shareholders’ equity(4):
Class A ordinary shares (par value of $0.0000001 per share; authorized: 499,600,000,000 shares; issued and outstanding: 191,152,162 shares, actual, and 196,655,192 shares, as adjusted)	*	*
Class V ordinary shares (par value of $0.0000001 per share; authorized: 200,000,000 shares; issued and outstanding: 44,399,922 shares)	*	*
Treasury equity	(325,597)	(325,597)
Reserves	1,776,852	1,820,352
Accumulated deficit	(583,407)	(583,407)
Total shareholders’ equity	867,848	911,348
Total capitalization	2,390,679	2,759,179

*	denotes amount less than US$1,000

(1)	Reflects the aggregate principal amount without reflecting debt discount or issuance costs that we are required to recognize. As of February 18, 2026, (i) we had approximately US$479.4 million of outstanding borrowings and approximately US$282.0 million of availability under the Matrixport Loans and approximately US$22.7 million of outstanding borrowings and approximately US$3.3 million of availability under the Financing Facility and (ii) one of our subsidiaries borrowed 800 Bitcoin under the BTC Loan.

(2)	As adjusted, does not reflect the repurchase of any November 2029 notes that we expect to repurchase in the Concurrent Note Repurchases.

(3)	As adjusted, does not reflect (i) the borrowing of US$50.0 million under the January Matrixport Loan, (ii) the repayment in full of the outstanding amount under the September 2025 Matrixport Loan, and (iii) the repayment and borrowing under the Financing Facility since December 31, 2025 and (iv) the borrowing under the BTC Loan.

(4)	The outstanding share information is as of December 31, 2025 and excludes as of that date (i) 3,364,711 Class A ordinary shares that have been repurchased but not cancelled, (ii) 7,258,176 Class A ordinary shares reserved for future issuance upon the exercise of awards granted under our 2023 Share Incentive Plan; (iii) 3,404,713 Class A ordinary shares reserved for future issuance under our 2023 Share Incentive Plan as of December 31, 2025; (iv) any Class A ordinary shares that become available subsequent to this offering under our 2023 Performance Share Plan pursuant to provisions thereof that automatically increase the share reserve under such plan in connection with increases in our market capitalization; (v) 1,936,064 Class A ordinary shares that we sold after December 31, 2025 and prior to the date of this prospectus, pursuant to the Sales Agreement; and (vi) the Class A ordinary shares reserved for issuance upon conversion of the New Convertible Notes or the existing notes. Additionally, the figures in the above table do not reflect (a) Class A ordinary shares issued upon exercise or vesting of share incentive awards under the 2023 Share Incentive Plan and the 2023 Performance Share Plan after December 31, 2025; and (b) the effect of shareholding changes in certain subsidiaries after December 31, 2025.

The preliminary results set forth above and otherwise included in this prospectus supplement are unaudited, are based on management’s initial review of our results for the year ended December 31, 2025, and are subject to revision based upon our year-end closing procedures and the completion and external audit of our year-end financial statements. The unaudited financial results as of December 31, 2025, set forth above, have not been audited, reviewed or compiled by our independent public accounting firm, MaloneBailey, LLP, and accordingly MaloneBailey, LLP does not express an opinion or any other form of assurance with respect thereto. Actual results may differ materially from these preliminary unaudited results following the completion of year-end closing procedures, final adjustments or other developments arising between now and the time that our financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of our financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

DILUTION

If you purchase our Class A ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per ordinary share after this offering and the Concurrent Notes Transactions.

Our net tangible book value of our ordinary shares as of December 31, 2025 was approximately US$644.4 million, or approximately US$2.74 per ordinary share, based upon 235,522,084 ordinary shares outstanding, including 191,152,162 Class A ordinary shares and 44,399,922 Class V ordinary shares. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of December 31, 2025.

Our pro forma net tangible book value as of December 31, 2025 was US$644.4 million, or US$2.74 per ordinary share. Pro forma net tangible book value represents the amount of our total tangible assets, less our total liabilities, after giving effect to the Concurrent Note Offering, assuming we sell an aggregate of US$375 million of New Convertible Notes in the Concurrent Note Offering (which assumes the exercise in full by the initial purchasers of their option to purchase additional New Convertible Notes). Pro forma net tangible book value per ordinary share represents pro forma net tangible book value divided by the total number of ordinary shares outstanding as of December 31, 2025, after giving effect to the pro forma adjustment described above.

After giving further effect to (i) the sale of 5,503,030 Class A ordinary shares in this offering at the offering price of US$7.94 per share, after deducting estimated offering expenses payable by us, and (ii) the concurrent repurchase for US$138.2 million of an aggregate of US$135.0 million of November 2029 notes in the Concurrent Note Repurchases, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been US$ 688.1 million, or US$2.85 per ordinary share. This amount represents an immediate increase in pro forma net tangible book value of US$0.11 per ordinary share to our existing shareholders and immediate dilution of US$5.09 per ordinary share to new investors in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per ordinary share after this offering and the Concurrent Notes Transactions from the amount of cash that a new investor paid for a Class A ordinary share in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per Class A ordinary share			US$	7.94
Historical net tangible book value per ordinary share as of December 31, 2025	US$	$2.74
Pro forma increase in historical net tangible book value per ordinary share attributable to the pro forma transactions described in the preceding paragraphs		0.11
Pro forma net tangible book value per ordinary share as of December 31, 2025		2.85
Pro forma as adjusted net tangible book value per ordinary share immediately after this offering and the Concurrent Notes Transactions				2.85

Dilution per ordinary share to new investors in this offering			US$	5.09

The number of ordinary shares to be outstanding after this offering is based on 235,552,084 ordinary shares outstanding, including 191,152,162 Class A ordinary shares and 44,399,922 Class V ordinary shares, as of December 31, 2025, and excludes:

●	3,364,711 Class A ordinary shares that have been repurchased but not cancelled;

●	7,258,176 Class A ordinary shares reserved for future issuance upon the exercise of awards granted under our 2023 Share Incentive Plan outstanding as of December 31, 2025;

●	3,404,713 Class A ordinary shares reserved for future issuance under our 2023 Share Incentive Plan as of December 31, 2025;

●	1,936,064 Class A ordinary shares that we sold after December 31, 2025 and prior to the date of this prospectus supplement, pursuant to Sales Agreement, for gross proceeds of US$28.2 million;

●	any Class A ordinary shares that become available subsequent to this offering under our 2023 Performance Share Plan pursuant to provisions thereof that automatically increase the share reserve under such plan in connection with increases in our market capitalization; and

●	any Class A ordinary shares reserved for issuance upon conversion of the New Convertible Notes or the existing notes.

The foregoing table does not give effect to the exercise of any outstanding options or warrants or conversion of any of our debt securities. To the extent options or warrants are exercised or our debt securities are converted into Class A ordinary shares, there may be further dilution to new investors.

The preliminary results set forth above and otherwise included in this prospectus supplement are unaudited, are based on management’s initial review of our results for the year ended December 31, 2025, and are subject to revision based upon our year-end closing procedures and the completion and external audit of our year-end financial statements. The unaudited financial results as of December 31, 2025, set forth above, have not been audited, reviewed or compiled by our independent public accounting firm, MaloneBailey, LLP, and accordingly MaloneBailey, LLP does not express an opinion or any other form of assurance with respect thereto. Actual results may differ materially from these preliminary unaudited results following the completion of year-end closing procedures, final adjustments or other developments arising between now and the time that our financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of our financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

PLAN OF DISTRIBUTION

We are offering 5,503,030 Class A ordinary shares in a registered direct offering to certain institutional investors in privately negotiated transactions pursuant to this prospectus supplement and the accompanying prospectus at a price of US$7.94 per share.

We have retained Barclays Capital Inc. (“Barclays”) as the sole placement agent for this offering. Barclays has agreed to act as placement agent in connection with the offering described in this prospectus supplement subject to the terms and conditions of an agency agreement between us and Barclays (the “Placement Agency Agreement”). Barclays is not purchasing or selling any of the Class A ordinary shares offered pursuant to this prospectus supplement or the accompanying prospectus, nor is Barclays required to arrange the purchase or sale of any specific number or dollar amount of Class A ordinary shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Class A ordinary shares offered pursuant to this prospectus supplement. We entered into securities purchase agreements (the “Securities Purchase Agreements”) directly with investors in connection with the offering pursuant to this prospectus supplement and accompanying prospectus, and will only sell to investors who have entered into a Securities Purchase Agreement. However, Barclays may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

We currently anticipate that the closing of the sale of such Class A ordinary shares will take place on or about February 26, 2026, which will be the fourth business day following the initial trade date for such Class A ordinary shares (this settlement cycle being referred to as “T+4”). Investors will also be informed of the date and manner in which they must transmit the purchase price for their Class A ordinary shares purchased. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class A ordinary shares more than one business day prior to the original issue date will be required, by virtue of the fact that the Class A ordinary shares will initially settle in T+4, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement. Purchasers of the Class A ordinary shares who wish to trade the Class A ordinary shares prior to the business day preceding the settlement date should consult their own advisors.

The completion of this offering is contingent on the completion of the Concurrent Note Offering and the Concurrent Note Repurchases, and the completion of the Concurrent Note Repurchases is contingent on the completion of this offering and the Concurrent Note Offering. The completion of the Concurrent Note Offering is not contingent on the completion of this offering or the Concurrent Note Repurchases. An investor’s obligation to purchase Class A ordinary shares is subject to the conditions set forth in the Securities Purchase Agreements, which may be waived. There is no requirement that any minimum number or dollar amount of Class A ordinary shares be sold in this offering, and there can be no assurance that we will sell all or any of the Class A ordinary shares being offered.

Barclays is not entitled to receive any compensation under the Placement Agency Agreement. We have agreed to reimburse Barclays for certain expenses pursuant to the Placement Agency Agreement in an amount up to US$35,000. The obligations of the placement agent under the Placement Agency Agreement are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain customary legal opinions, certificates and comfort letters.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement and the accompanying prospectus will be approximately US$0.2 million, which include legal, accounting and printing costs.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act and the Exchange Act, and contribute to payments that the placement agent may be required to make in respect of such liabilities.

If all of the Securities Purchase Agreements are terminated pursuant to their terms, the Placement Agency Agreement will automatically terminate, with no need for further action by the parties to the Placement Agency Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination.

The Placement Agency Agreement may also be terminated by the placement agent if there is a failure to satisfy or waive certain customary closing conditions under the Placement Agency Agreement, except that the expense reimbursement and indemnity provisions will at all times be effective and will survive such termination. The termination of the Placement Agency Agreement with respect to the placement agent will have no impact on the obligations of the parties pursuant to the Securities Purchase Agreements. Our obligation to issue and sell Class A ordinary shares to the investors is subject to the conditions set forth in the Securities Purchase Agreements.

This is a brief summary of the material provisions of the Placement Agency Agreement and the Securities Purchase Agreements that we entered into and does not purport to be a complete statement of the terms and conditions of such agreements.

We intend to have the Class A ordinary shares offered hereby approved for listing on Nasdaq under the symbol “BTDR.”

The placement agent may engage in transactions with, or perform other services for, us in the ordinary course of business. The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. For example, the placement agent is acting as an initial purchaser in connection with the Concurrent Note Offering and as our agent in connection with the Concurrent Note Repurchase. The placement agent is also one of the sales agents pursuant to the Sales Agreement, pursuant to which we may offer and sell Class A ordinary shares in “at the market” offerings as defined in Rule 415 under the Securities Act through or to the sales agents.

In addition, in the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The placement agent and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The shares offered hereby are not being offered outside of the United States of America. Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Capped Call Transactions

In connection with the pricing of the New Convertible Notes, we entered into privately negotiated capped call transactions with the option counterparties, which may include Barclays. The capped call transactions cover, subject to customary adjustments, the number of Class A ordinary shares that initially underlie the New Convertible Notes. The capped call transactions are expected to offset the potential dilution to our Class A ordinary shares as a result of any conversion of the New Convertible Notes. If the initial purchasers in the Concurrent Note Offering exercise their option to purchase additional New Convertible Notes, we expect to use a portion of the net proceeds from the sale of the additional New Convertible Notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, we expect that the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to our Class A ordinary shares concurrently with or shortly after the pricing of the New Convertible Notes, including with certain investors in the New Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of our Class A ordinary shares at that time.

In addition, we expect that the option counterparties and/or their respective affiliates may modify or unwind their hedge positions by entering into or unwinding various derivative transactions and/or purchasing or selling our Class A ordinary shares or other securities of ours in secondary market transactions following the pricing of the New Convertible Notes and prior to the maturity of the New Convertible Notes (and are likely to do so during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the New Convertible Notes, or, to the extent we exercise the relevant election under the capped call transactions, following any repurchase, redemption or conversion of the New Convertible Notes). This activity could also cause or avoid an increase or a decrease in the market price of our Class A ordinary shares.

For a discussion of the potential impact of any market making or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors— Risks Related to the Concurrent Note Offering and the Existing Notes—The capped call transactions may affect the value of our Class A ordinary shares and may result in market activity in our Class A ordinary shares.”

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each of which we refer to as a relevant state (“Relevant State”), no Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Class A ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Class A ordinary shares shall require the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the placement agent and the Company that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the placement agent has been obtained to each such proposed offer or resale.

The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the Financial Conduct Authority, except that the Class A ordinary shares may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA; provided that no such offer of the Class A ordinary shares shall require the Company or the placement agent to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation and each person who initially acquires any Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the placement agent and the Company that it is a “qualified investor” within the meaning of Article 2 of the U.K. Prospectus Regulation.

In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in Article 5(1) of the U.K. Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the placement agent has been obtained to each such proposed offer or resale.

The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Any person in the United Kingdom who is not a relevant person must not act on or rely upon this document or any of its contents. The Class A ordinary shares are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Canada

The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

LEGAL MATTERS

Ogier Global (Cayman) Limited will pass upon the validity of the sale of the ordinary shares offered hereby for us. Cooley LLP is representing us with respect to legal matters of United States federal securities and New York State law. Cooley LLP may rely upon Ogier with respect to matters governed by Cayman Islands law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Goodwin Procter LLP. Maples and Calder (Cayman) LLP is acting as counsel for the placement agent in connection with this offering with respect to Cayman Islands law.

EXPERTS

The financial statements of Bitdeer Technologies Group incorporated in this prospectus by reference to the annual report on Form 20-F for the three years ended December 31, 2024 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A ordinary shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 21, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description;

●	our Report on Form 6-K furnished to the SEC on May 15, 2025 that attaches as an exhibit our unaudited financial results for the three months ended March 31, 2024 and 2025 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Report on Form 6-K furnished to the SEC on May 30, 2025 that announces the completion of our US$20.0 million share repurchase program approved in February 2025 and the approval of a new US$40.0 million share repurchase program;

●	our Report on Form 6-K furnished to the SEC on June 6, 2025 that announces (i) the resignation of Mr. Linghui Kong as a member of the Company’s board of directors (the “Board”), a member of the compensation committee of the Board (the “Compensation Committee”) and a member of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), (ii) the appointment of Ms. Chao Suo to serve as a member of the Compensation Committee, and (iii) the appointment of Mr. Yeow Beng Lim to serve as a member of the Board and a member of the Nominating and Corporate Governance Committee;

●	our Report on Form 6-K furnished to the SEC on June 18, 2025 that announces the pricing of our offering of US$330.0 million of 4.875% Convertible Senior Notes due 2031;

●	our Report on Form 6-K furnished to the SEC on June 23, 2025 that announces the closing of our offering of US$330.0 million of 4.875% Convertible Senior Notes due 2031;

●	our Report on Form 6-K furnished to the SEC on June 30, 2025 that announces the completion of private placement of an additional US$45.0 million principal amount of 4.875% Convertible Senior Notes due 2031, pursuant to the full exercise by the initial purchasers of their option granted in connection with the Company’s previously announced private placement of US$330.0 million principal amount of notes;

●	our Report on Form 6-K furnished to the SEC on August 19, 2025 that attaches as an exhibit a press release related to our unaudited financial results for the second quarter of 2025 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Report on Form 6-K furnished to the SEC on September 8, 2025 that announces the cleanup redemption for all $7,700,000 aggregate principal amount outstanding of its 8.5% Convertible Senior Notes due 2029;

●	our Report on Form 6-K furnished to the SEC on September 29, 2025 that attaches as an exhibit our Unaudited Interim Condensed Consolidated Financial Statements, as of June 30, 2025 and December 31, 2024 and for the Six Months Ended June 30, 2025 and 2024, and an exhibit related to certain recent developments (other than to the extent the filing includes forward-looking guidance or projections);

●	our Report on Form 6-K furnished to the SEC on November 10, 2025 that attaches as an exhibit our unaudited financial results, both for the three and nine months ended September 30, 2024 and 2025 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Report on Form 6-K furnished to the SEC on November 13, 2025 that announced the pricing of the offering of our offering of US$400.0 million of 4.00% Convertible Senior Notes due 2031 and the registered direct offering of 10,661,140 of our Class A ordinary shares;

●	our Report on Form 6-K furnished to the SEC on November 19, 2025 that announced the closing of the offering of our offering of US$400.0 million of 4.00% Convertible Senior Notes due 2031 and the registered direct offering of 10,661,140 of our Class A ordinary shares;

●	our Report on Form 6-K furnished to the SEC on February 5, 2026 that announced the filing of certain legal proceedings against our subsidiaries in the state of Ohio;

●	our Report on Form 6-K furnished to the SEC on February 12, 2025 that attaches as an exhibit our unaudited financial results for the three and twelve months ended December 31, 2024 and 2025 (other than to the extent the filing includes forward-looking guidance or projections); and

●	our Report on Form 6-K furnished to the SEC on February 20, 2026 that announced the pricing of the offering of our offering of US$325.0 million of 5.00% Convertible Senior Notes due 2032 and the registered direct offering of 5,503,030 of our Class A ordinary shares.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC, all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), and all subsequent filings on Form 6-K filed by us with the SEC pursuant to the Exchange Act that we specifically indicate are incorporated by reference into the registration statement of which this prospectus supplement and the accompany prospectus are a part, after the date hereof and prior to the termination or expiration of the offering covered by this prospectus supplement, shall be incorporated by reference.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Bitdeer Technologies Group

08 Kallang Avenue

Aperia tower 1, #09-03/04

Singapore 339509

Tel: +65 62828220

Attention: Investor Relations

Prospectus

Bitdeer Technologies Group

US$1,000,000,000

Ordinary Shares

Debt Securities

Warrants

We may offer, issue and sell from time to time up to US$1,000,000,000 of any combination of our ordinary shares, debt securities and warrants (collectively, the “securities”), in one or more offerings. We may offer, issue and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see the section titled “Plan of Distribution” beginning on page 21 of this prospectus.

Our Class A ordinary shares are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BTDR.” On December 10, 2024, the closing price of our Class A ordinary shares was US$18.9 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 6 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our U.S. Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

None of the SEC or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to US$1,000,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described in the sections titled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a prospectus supplement or a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

MARKET PRICE INFORMATION

Our Class A ordinary shares are currently listed on Nasdaq under the symbol “BTDR.” On December 10, 2024, the closing price for each Class A ordinary share was US$18.9. The market price of Class A ordinary shares could vary at any time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

Bitdeer desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	price and volatility of Bitcoin and other cryptocurrencies;

●	our ability to maintain competitive positions in proprietary hash rate;

●	our ability to procure and/or manufacture mining rigs at a lower cost;

●	our ability to expand mining datacenters or begin or complete any project that is “in the pipeline,” contracted or negotiated but not yet under active construction;

●	our ability to develop and deploy new generations of mining rigs;

●	our ability to control electricity cost;

●	our ability to make effective judgments regarding pricing strategy and resource allocation;

●	our ability to upgrade and expand product offerings and to successfully develop our ASIC and HPC/AI business lines;

●	regulatory changes or actions that may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations.

●	the risks to our business of earthquakes, fires, floods, and other natural catastrophic events and interruptions by man-made issues such as strikes and terrorist attacks;

●	the volatility of the market price of our Class A ordinary shares, which could cause the value of your investment to decline;

●	the risk that an active trading market for our Class A ordinary shares may never develop or be sustained;

●	our ability to maintain the listing of Class A ordinary shares on Nasdaq;

●	the trading price of our securities, which has been and may continue to be volatile;

●	unexpected costs or expenses;

●	future issuances, sales or resales of our Class A ordinary shares;

●	our expectation regarding the use of proceeds from our financing activities;

●	our expectations regarding our cash runway;

●	general economic and business conditions in our markets; and

●	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page 6 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

We are a world-leading technology company for blockchain and high-performance computing. We are committed to providing comprehensive computing solutions for our customers. We handle complex processes involved in computing, such as equipment procurement, transport logistics, datacenter design and construction, equipment management, and daily operations. We also offer advanced cloud capabilities to customers with high demand for artificial intelligence (AI). Headquartered in Singapore, we currently operate six mining datacenters in the United States, Norway and Bhutan with an aggregate electrical capacity of 895 MW as of November 30, 2024. From these mining datacenters, we generate hash rate under management which is categorized into proprietary and hosting hash rate. As of November 30, 2024, our proprietary hash rate was 8.8 EH/s. Together with the 11.9 EH/s hosting hash rate generated from mining rigs hosted in our mining datacenters, we possessed a total of 20.7 EH/s of hash rate under management as of November 30, 2024. We expect to continue increasing our hash rate through 2024 and beyond through conversion of our existing hosting capacity, executing on pipeline capacity, and pursuing expansion opportunities on a global scale. As of November 30, 2024, we possessed an aggregate pipeline capacity of 1,645 MW in the United States, Norway and Bhutan.

We primarily operate three business lines – “self-mining,” “hash rate sharing” and “hosting.” Self-mining refers to cryptocurrency mining for our own account, which allows us to directly capture the high appreciation potential of cryptocurrency. We offer two types of hash rate sharing solutions – Cloud Hash Rate and Hash Rate Marketplace. Through Cloud Hash Rate, our primary hash rate sharing solution, we sell our proprietary hash rate to customers, offering hash rate subscription plans at fixed prices and sharing mining income with them under certain arrangements. Through our Hash Rate Marketplace solution, we connect reliable third-party hash rate suppliers with hash rate users to facilitate hash rate sales and generate revenue from charging service fees. Our hosting services offer customers one-stop mining rig hosting solutions encompassing deployment, maintenance and management services for efficient cryptocurrency mining. Among a wide selection of hosting services, customers can either subscribe to our Cloud Hosting service for the specified mining rigs from which they derive computing power under a “group-buying” model, or send their mining rigs to our mining datacenters for hosting under the General Hosting option or the Membership Hosting option. All of our three business lines are supported by Minerplus, our self-developed integrated intelligent software platform, which offers software support to significantly reduce time needed for daily maintenance and mining rig upgrade and substantially decrease operations and maintenance headcount.

We source mining rigs from a wide variety of manufacturers and traders with whom we have built robust relationships over the years. As a result, the majority of our mining rigs are the most recent and most commonly used models procured at a favorable price, which ensures high energy efficiency and stable hash rate supply both in quality and in quantum. We also engage in the sales of mining rigs from time to time. We stay at the forefront of technology development. As a market player with our proprietary hash rate slicing technology, we have been successfully maintaining a less than 2% fluctuation for 98% of our hash rate sales contracts as of December 31, 2023.

In addition, we are developing two new business lines – “application-specific integrated circuit (ASIC) business” and “cloud high-performance computing (HPC) and AI business.” In our ASIC business, we leverage proprietary ASIC technology to develop, manufacture, and commercialize our SEALMINER mining rigs to diversify our revenue streams and accelerate the growth of our self-mining operations. We believe our ASIC technology platform will allow vertical integration and enable us to capture the upside ASIC margins via self-mining and sales of mining rigs to third parties. In our cloud HPC/AI business, we offer advanced cloud capabilities and HPC services to customers with high demand for AI and computing. We operate the first cloud service platform in Asia that offers AI cloud services powered by our NVIDIA DGX SuperPOD H100 system. Our AI cloud services help customers accelerate their development of generative AI, large language models (LLMs), and other AI workloads.

Summary of Risk Factors

An investment in our notes involves risks. Before you decide to buy our notes, you should consider carefully all of the information in this offering memorandum as well as the documents incorporated herein by reference, including the risk factors set forth in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024, incorporated herein by reference. Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our Class A ordinary shares and the value of the notes may decline, and you could lose all or part of your investment. See the section titled “Where You Can Find More Information” in this prospectus for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus.

Risks Related to Our Business, Operations, Industry and Financial Condition

●	The cryptocurrency industry in which we operate is characterized by constant changes. If we fail to continuously innovate and to provide solutions or services that meet the expectations of our customers, we may not be able to attract new customers or retain existing customers, and hence our business and results of operations may be adversely affected.

●	Our results of operations have been and are expected to continue to be significantly impacted by Bitcoin price fluctuation.

●	Delays in the expansion of existing mining datacenters or the construction of new mining datacenters or significant cost overruns could present significant risks to our business and could have a material adverse effect on our business, financial condition and results of operations.

●	The supply of Bitcoins available for mining is limited and we may not be able to quickly adapt to new businesses when all the Bitcoins have been mined.

●	Although we have an organic way of growing our mining fleets, our business is nevertheless capital intensive. We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

●	We may not be able to maintain our competitive position as cryptocurrency networks are witnessing increases in the total network hash rate.

●	We may be unable to execute our growth strategies or effectively maintain our rapid growth trends.

●	Issues in the development and use of AI may result in reputational or competitive harm or liability.

●	If we fail to succeed in ASIC, cloud HPC and AI industry or other markets we seek to penetrate into, our revenues, growth prospects and financial condition could be materially and adversely affected.

●	Our ASIC business currently depends on supplies from a third-party foundry partner, and any failure to obtain sufficient foundry capacity from such third-party foundry partner would significantly delay the shipment of our products.

Risks Related to Cryptocurrencies

●	Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we have made for how to account for cryptocurrencies transactions may be subject to change.

●	Any loss or destruction of a private key required to access our cryptocurrency is irreversible. We also may temporarily lose access to our cryptocurrencies.

●	Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

●	We may not have adequate sources of recovery if the cryptocurrencies held by us are lost, stolen or destroyed due to third-party cryptocurrencies custodial services or if we cannot redeem or withdraw our cryptocurrencies invested in crypto lending or investing activities. Such incidents could have a material adverse effect on our business, financial condition and results of operations.

●	Potential that, in the event of a bankruptcy filing by a custodian, cryptocurrency held in custody could be determined to be property of a bankruptcy estate and we could be considered a general unsecured creditor thereof.

Risks Related to Regulatory Compliance and Other Legal Matters

●	We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.

●	The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our operating results could be adversely affected.

●	Our interactions with a blockchain may expose us to specially designated nationals (“SDN”) or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

●	Our mining datacenters may be located on property whose owner has not obtained the approval of relevant authorities, and we may be ordered to relocate from that property.

●	As we continue to expand and localize our international activities, our obligations to comply with the laws, rules, regulations and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and non-U.S. regulators and governmental authorities.

Risks Related to Our Securities

●	A market for Class A ordinary shares may not develop, which would adversely affect the liquidity and price of Class A ordinary shares.

●	We may issue additional Class A ordinary shares or other equity or convertible debt securities without approval of the holders of Class A ordinary shares, which would dilute existing ownership interests and may depress the market price of Class A ordinary shares.

●	The dual-class structure of our ordinary shares may adversely affect price and liquidity of Class A ordinary shares.

●	Future sales, or the possibility of future sales of, a substantial number of our ordinary shares may depress the price of such securities.

Risks Related to Taxation

●	We are subject to tax risks related to our multinational operations.

●	While we do not believe we were a PFIC for taxable year ended December 31, 2023, we may be or become a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. Holders of Class A ordinary shares.

●	Because under certain attribution rules the Company’s non-U.S. subsidiaries may be treated as controlled foreign corporations for U.S. federal income tax purposes, there could be adverse U.S. federal income tax consequences to certain U.S. Holders of Class A ordinary shares who own, directly or indirectly, ten percent or more of Class A ordinary shares.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. Section 107 of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with those standards. The JOBS Act also exempts us from having to provide an auditor attestation of internal control over financial reporting under Section 404(b) of Sarbanes-Oxley Act of 2002. We expect to lose emerging growth company status on December 31, 2024.

Foreign Private Issuer

As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. companies pursuant to the Exchange Act. We will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” our officers and directors and holders of more than 10% of the issued and outstanding Class A ordinary shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See the section titled “Item 3.D. Key Information—Risk Factors—Risks Related to Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to domestic public companies in the United States” in our most recent annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024, incorporated herein by reference.

Controlled Company

Mr. Jihan Wu currently controls a majority of the voting power of our outstanding ordinary shares. As a result, we are a “controlled company” within the meaning of applicable Nasdaq listing rules. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company.” For so long as we remain a “controlled company,” we may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of our board of directors consists of independent directors;

●	that we conduct an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility; and

●	that director nomination be selected, or recommended for selection by our board of directors, by (i) a majority of our independent directors in a vote in which only our independent directors participate or (ii) a nominations committee composed solely of independent directors.

As of the date of this prospectus, we have elected not to comply with any of the requirements listed above, except that our nominating and corporate governance committee and compensation committee have written charters addressing their respective purposes and responsibilities. We may continue to use all or some of these exemptions in the future. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Corporate Information

Our principal executive offices are located at 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509. Our telephone number at this address is +65 6282-8220. Our registered office in the Cayman Islands is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our corporate website is www.bitdeer.com. The information contained in, or accessible through, our website is not part of, and is not incorporated into, this prospectus, and investors should not rely on any such information in deciding whether to invest in our notes.

Conventions that Apply to this Prospectus

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

●	“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“Class A ordinary shares” means the Class A ordinary shares, par value US$0.0000001, in the share capital of our company;

●	“Class V ordinary shares” means the Class V ordinary shares, par value US$0.0000001, in the share capital of our company;

●	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

●	“JOBS Act” means the Jumpstart our Business Startups Act of 2012;

●	“Nasdaq” means the Nasdaq Stock Market;

●	“ordinary shares” means Class A ordinary shares and/or Class V ordinary shares (as appropriate);

●	“SEC” means the Securities and Exchange Commission; and

●	“we,” “us,” “the company,” “our company” “our group,” “our” or “Bitdeer” refers to Bitdeer Technologies Group, a Cayman Islands exempted company, and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in the section titled “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY

We may declare dividends on our ordinary shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the Cayman Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in our share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid. Under our articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See the sections titled “Description of Securities” and “Tax Considerations” for additional information.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company incorporated with limited liability, and our affairs are governed by our amended and restated memorandum and articles of association, the Cayman Companies Act and the common law of the Cayman Islands.

Our Class A ordinary shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A ordinary shares and Class V ordinary shares.

Description of Ordinary Shares

Ordinary Shares

General. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class V ordinary shares. Holders of our Class A ordinary shares and Class V ordinary shares shall have the same rights except for voting and conversion rights. See “––Voting Rights” below for additional information. Class V ordinary shares shall only be held by (i) Mr. Jihan Wu (the “Founder”), (ii) all limited partnerships, private companies or other vehicles of which more than 50% beneficial ownership or voting power are held directly or indirectly by the Founder, and (iii) a trust controlled by the Founder for the benefit of the Founder or his family, and all limited partnership, private companies or other vehicles wholly owned by such trust, including without limitation, Victory Courage Limited (collectively, “Founder Entities”).

Conversion. Each Class V ordinary share shall automatically convert into one Class A ordinary share (as adjusted for share splits, share combinations and similar transactions) on any transfer by a Founder Entity to a person or entity that is not a Founder Entity of any beneficial ownership of, or economic interest in, such Class V ordinary share or the control over the voting rights attached to such Class V ordinary share (through any contracts, voting proxies or otherwise); provided, however, that on the grant by a Founder Entity of any lien, charge, mortgage or other encumbrance (a “Security Interest”) over the Class V ordinary shares held by it, unless and until the legal ownership of such shares is transferred pursuant to such Security Interest (including any enforcement or foreclosure in connection therewith).

Each Class V ordinary share is convertible into one Class A ordinary share (as adjusted for share splits, share combinations and similar transactions) at any time at the option of the holder thereof. Each Class V ordinary share held by a Founder Entity shall automatically convert into one Class A ordinary share (as adjusted for share splits, share combinations and similar transactions) upon the death or incapacity of the Founder.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, we may pay a dividend out of either profit or the credit standing in our share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid.

Voting Rights. Holders of our ordinary shares have the right to receive notice of, attend and vote at general meetings of our company. Holders of our Class A ordinary shares and Class V ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one (1) vote and each Class V ordinary share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total Ordinary Share which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes of our ordinary shares which are cast by those of our shareholders who are entitled to do so attend and vote at the meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of ordinary shares which cast by those of our shareholders who are entitled to do so attend and vote at the meeting.

A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act, to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy, who alone or together hold not less than 50% of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

The Cayman Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Cayman Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of our company.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the Cayman Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the SEC, or by any other recognized stock exchange on which our securities are listed, we may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by a special resolution of our shareholders and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account) if our company can, immediately following on which such payment is proposed to be made, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares, or the redemption or purchase of any shares of any class by us. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights;

●	the rights and terms of redemption and liquidation preferences; and

●	any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements. The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders ;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime. or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders who alone or together hold shares which carry in aggregate not less than one-third of the total number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings on the date of deposit of the requisition, our board of directors will be required to convene an extraordinary general meeting. As a Cayman Islands exempted company, we may but are not obliged by law to call shareholders’ annual general meetings. See “—Description of Securities—General Meetings of Shareholders” for more information on the rights of our shareholders’ rights to put proposals before the annual general meeting.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed only for cause by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) is found to be or becomes of unsound mind or dies, (iii) resigns his office by notice in writing to the company, (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated, or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Cayman Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if at any time our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Share Repurchase Program

On September 6, 2024, our board of directors approved a share repurchase program under which we may repurchase up to US$10,000,000 worth of its Class A Ordinary Shares, effective from September 9, 2024 through September 8, 2025. As of the date of this prospectus, we have repurchased 145,762 Class A ordinary shares for approximately US$0.9 million under the share repurchase program.

Description of Debt Securities, Warrants and Rights and Other Securities

Description of Debt Securities

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class A ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of American Depositary Shares

Not applicable.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Bitdeer Technologies Group, the trustees, the warrant agents, the unit agents or any other agent of Bitdeer Technologies Group, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best effort basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle (a) in two business days, prior to May 28, 2024 and (b) in one business day starting on May 28, 2024, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

SEC Registration Fee	US$	153,100
FINRA Filing Fee(1)
Accounting Fees and Expenses(1)
Legal Fees and Expenses(1)
Financial Printing and Miscellaneous Expenses(1)
Total(1)	US$

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of ordinary shares by a “U.S. Holder” (as defined below). This discussion applies only to ordinary shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. Holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our shares;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships holding Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. Furthermore, there can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below under “––Passive Foreign Investment Company Rules,” distributions on ordinary shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the applicable U.S. Holder’s adjusted tax basis in its ordinary shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the ordinary shares and will be treated as described below under “—Sale or Other Taxable Disposition of Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on ordinary shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. Recently issued U.S. Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit with respect to certain foreign taxes that are not creditable under applicable tax treaties. In lieu of claiming a foreign tax credit, a U.S. Holder may, at such U.S. Holder’s election, deduct foreign taxes in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. tax law. An election to deduct foreign taxes in lieu of claiming a foreign tax credit applies to all foreign taxes paid or accrued in the taxable year in which such election is made. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of Ordinary Shares

Subject to the PFIC rules discussed below under “—Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the ordinary shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the

U.S. Holder’s holding period for such ordinary shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of ordinary shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of ordinary shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Passive Foreign Investment Company Rules

The U.S. federal income tax treatment of U.S. Holders could be materially different from that described above if we are treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the average value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Cash and cash equivalents are, and cryptocurrency balances are likely, passive assets. The value of goodwill will generally be treated as an active or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the stock of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation.

Based on our analysis of our income, assets, activities, and market capitalization, we believe that we were not a PFIC, for U.S. federal income tax purposes, for the taxable year ended December 31, 2023. However, our PFIC status for any taxable year is a factual annual determination that can be made only after the end of the year and will depend on the composition of our income and assets and the value of our assets from time to time (including the value of our goodwill, which may be determined in large part by reference to the market price of the Class A ordinary shares from time to time, which could be volatile). In addition, the risk of us being a PFIC for any taxable year will increase if our market capitalization declines substantially during that year. Furthermore, whether and to which extent our income and assets, including goodwill, will be characterized as active or passive will depend on various factors that are subject to uncertainty, including our future business plan and the application of laws that are subject to varying interpretation. For example, there is no authority that directly addresses the proper treatment of certain items of our income, such as income from cryptocurrency self-mining, hash rate sharing, or hosting for purposes of the PFIC rules and, although we currently treat these items of income as active, such treatment is uncertain. Moreover, certain of our business activities generate passive income and, although the amount of such income is currently small, our risk of being a PFIC will increase if the proportion of our revenue earned from such business activities increases in future taxable years. Accordingly, there can be no assurances that we will not be a PFIC for its current or any future taxable year, and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Although PFIC status is generally determined annually, if we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder in its ordinary shares and the U.S. Holder did not make either a mark-to-market election or a qualifying electing fund (“QEF”) election or, which are referred to collectively as the “PFIC Elections” for purposes of this discussion, for the first taxable year in which we are treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) ordinary shares, or the U.S. Holder does not otherwise make a purging election, as described below, the U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to the U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by the U.S. Holder in respect of its ordinary shares during the three preceding taxable years of the U.S. Holder or, if shorter, the U.S. Holder’s holding period in its ordinary shares). Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period in its ordinary shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the first taxable year in which we are treated as a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in the U.S. Holder’s holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

If we are treated as a PFIC and our ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to its ordinary shares for the first taxable year in which the U.S. Holder holds (or is deemed to hold) the ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted tax basis in its ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which ordinary shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. As such, such election generally will not apply to any of our non-U.S. subsidiaries, unless the shares in such subsidiaries are themselves “marketable stock.” As such, U.S. Holders may continue to be subject to the adverse PFIC tax consequences discussed above with respect to any lower-tier PFICs, as discussed below, notwithstanding their mark-to-market election with respect to Ordinary Shares.

If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless our ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to ordinary shares in their particular circumstances.

The tax consequences that would apply if we were a PFIC and a U.S. Holder made a valid QEF election would also be different from the adverse PFIC tax consequences described above. In order to comply with the requirements of a QEF election, however, a U.S. Holder generally must receive a PFIC Annual Information Statement from us. If we are determined to be a PFIC for any taxable year, we do not currently intend to provide the information necessary for U.S. Holders to make or maintain a QEF election. As such, U.S. Holders should assume that a QEF election will not be available with respect to ordinary shares.

If we are treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, the U.S. Holder might seek to make a purging election to rid its ordinary shares of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its ordinary shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the ordinary shares solely for purposes of the PFIC rules.

Related PFIC Rules

If we are treated as a PFIC and, at any time, has a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year may have to file an IRS Form 8621 (whether or not a QEF election or a mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties.

THE PFIC RULES ARE VERY COMPLEX AND U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF SUCH RULES IN THEIR PARTICULAR CIRCUMSTANCES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of the backup withholding rules in their particular circumstances.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A ordinary shares, nor will gains derived from the disposal of the Class A ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

LEGAL MATTERS

We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of ordinary shares has been passed on by Ogier.

EXPERTS

The financial statements of Bitdeer Technologies Group incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws, and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://www.bitdeer.com/. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

●	our Annual Report for the year ended December 31, 2023 on Form 20-F, filed with the SEC on March 28, 2024;

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on April 12, 2023, and any amendment or report filed for the purpose of updating such description;

●	our Current Report on Form 6-K furnished to the SEC on May 14, 2024 that attaches as an exhibit our Unaudited Interim Condensed Consolidated Financial Statements, both for the three months ended March 31, 2023 and 2024 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Current Report on Form 6-K furnished to the SEC on August 12, 2024 that attaches as an exhibit our Unaudited Interim Condensed Consolidated Financial Statements, both for the three and six months ended June 30, 2023 and 2024 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Current Report on Form 6-K furnished to the SEC on September 3, 2024 that announces the appointment of Ms. Chao Suo to serve as the Chief Operating Officer;

●	our Current Report on Form 6-K furnished to the SEC on September 23, 2024 that attaches as exhibits our unaudited condensed consolidated financial statements as of June 30, 2024 and December 31, 2024 and for the six months ended June 30, 2024 and 2023 and disclosure regarding recent developments of our Company;

●	our Current Report on Form 6-K furnished to the SEC on November 18, 2024 that attaches as an exhibit our unaudited interim condensed consolidated financial statements, both for the three and nine months ended September 30, 2023 and 2024 (other than to the extent the filing includes forward-looking guidance or projections);

●	our Current Report on Form 6-K furnished to the SEC on November 22, 2024 that attaches as exhibits (i) announcement of proposed private placement of US$360.0 million principal amount of convertible senior notes due 2029, (ii) announcement of the pricing of US$360.0 million principal amount of 5.25% convertible senior notes due 2029 and (iii) our recent developments and risk factors;

●	our Current Report on Form 6-K furnished to the SEC on November 27, 2024 that attaches as exhibits (i) Indenture, dated November 26, 2024 by and between us and U.S. Bank Trust Company, National Association, (ii) form of zero-strike call confirmation, and (iii) form of global note, representing our 5.25% convertible senior note due 2029; and

●	our Current Report on Form 6-K furnished to the SEC on December 5, 2024 that attaches as an exhibit our November 2024 production and operations update.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement (i) after the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Bitdeer Technologies Group

08 Kallang Avenue

Aperia tower 1, #09-03/04

Singapore 339509

Tel: +65 62828220

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Barclays

February 19, 2026